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                                                                   EXHIBIT 23(D)






                                   CONSENT OF
                   UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.



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             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.
         INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM


UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation, dated September 22, 2005, for the Crawford Prospect Area, Pennsylvania; its Geologic Evaluation, dated September 22, 2005, for the Fayette Prospect Area, Pennsylvania; its Geologic Evaluation, dated September 22, 2005, for the McKean Prospect Area, Pennsylvania; its Geologic Evaluation, dated September 22, 2005, for the Armstrong Prospect Area, Pennsylvania; and its Geologic Evaluation, dated September 22, 2005, for the Tennessee Prospect Area in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas America Public #15-2005(A) L. P., and to all references to UEDC as having prepared such report and as an expert concerning such report.



UEDC, Inc.

/s/ Robin Anthony                9/23/05
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Robin Anthony             September 23, 2005
Geologist                 Pittsburgh, Pennsylvania